Exhibit 99.11

FIRST AMENDMENT TO UNIT PURCHASE RIGHTS AGREEMENT

This First Amendment to Unit Purchase Rights Agreement dated as of December 2nd, 2005 (the “Amendment”), is between Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Partnership and the Rights Agent are parties to a Unit Purchase Rights Agreement dated as of April 17, 2001 (the “Agreement”);

WHEREAS, pursuant to Section 27 of the Agreement, the Partnership desires and directs the Rights Agent to amend the Agreement in the manner set forth below; and

WHEREAS, in accordance with Section 27 of the Agreement, the Partnership has delivered a certificate from an appropriate officer of the Partnership stating that this Amendment is in compliance with the terms of Section 27 of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Defined Terms. Except as amended hereby, terms defined in the Rights Agreement shall have the same meanings when used in this Amendment.

Section 2. Amendments to Definitions.

(a) The definition of “Acquiring Person” in Section 1 of the Agreement is amended to add the following as a new second paragraph:

“Notwithstanding anything contained in this Agreement to the contrary, Kestrel Energy Partners, LLC, a Delaware limited liability company (“Kestrel”), and Kestrel’s subsidiaries Kestrel Heat LLC, a Delaware limited liability company (“Kestrel Heat”), and KM2, LLC, a Delaware limited liability company (“M2”), and their Affiliates or Associates shall not become or be an Acquiring Person solely by virtue of either:

(i) the execution, delivery and performance of either the Unit Purchase Agreement or the Ancillary Documents (as defined in the Unit Purchase Agreement); or

(ii) the consummation of the Transaction (as defined in the Unit Purchase Agreement);

unless and until such time as any such Person, together with its respective Affiliates and Associates, is then the Beneficial Owner of 15% or more of the Common Units then outstanding (including, without limitation, by virtue of Beneficial Ownership referenced in clause (i) or (ii) above) and either (1) such Person shall then purchase or otherwise become (as a result of actions taken by such Person or its Affiliates or Associates) the

Beneficial Owner of additional Common Units representing more than 1% of the Common Units then outstanding except as otherwise permitted by the Unit Purchase Agreement and Ancillary Documents or (2) any other Person who is the Beneficial Owner of more than 1% of the Common Units then outstanding shall become an Affiliate or Associate of Kestrel, Kestrel Heat or M2.”

(b) A new definition of “Unit Purchase Agreement” is hereby added to Section 1 of the Agreement as follows:

“Unit Purchase Agreement” means that certain Unit Purchase Agreement dated as of December, 2005 by and among the Partnership, the General Partner, Kestrel, Kestrel Heat and M2, as it may be amended from time to time hereafter.

(c) The term “Acquiring Person” wherever referred to in the Rights Agreement or in any Exhibit thereto shall be deemed not to include Kestrel, Kestrel Heat or M2 or any of their respective Affiliates or Associates except as provided in this Amendment.

Section 3. This amendment shall also be deemed to be an amendment to the comparable provisions in the Partnership’s Amended and Restated Agreement of Limited Partnership.

Section 4. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 7. Effect of Amendment. Except as expressly modified herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

STAR GAS PARTNERS, L.P.

By:	Star Gas, LLC, its general partner

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:
Name:
Title: